Securities Purchased in Underwritings Involving
Transactions with Donaldson, Lufkin, & Jenrette
Securities Corporation Subject to Rule 10f-3
Under the Investment Company Act of 1940

10f-3 TRANSACTIONS FOR THE PERIOD APRIL 1, 1999
THROUGH SEPTEMBER 30, 1999

ALLIANCE ALL MARKET ADVANTAGE FUND



                             Date       Shares     Price per
Security*                    Purchased  Purchased  Share

Proxicom                     04/20/99          900 $ 13.00
Worldgate Communications     04/15/99        1,100 $ 21.00
ITURF                        04/09/99          600 $ 22.00
Applied Theory Corp          04/29/99          700 $ 16.00
Launch Media                 04/23/99          500 $ 22.00
Goldman Sachs Group          05/03/99        3,800 $ 53.00
Flycast Communications Corp  05/04/99          500 $ 25.00
Clear Channel Communications 05/19/99       13,000 $ 70.63
CAIS Internet Inc.           05/20/99          700 $ 19.00
Juno Online Services         05/25/99          500 $ 13.00
Starmedia Network Inc.       05/25/99        1,300 $ 15.00
Internet.com                 06/25/99        1,300 $ 14.00
Persistence Software Inc.    06/25/99          400 $ 11.00
E-Loan Inc.                  06/28/99          400 $ 14.00
Network Plus Corp            06/29/99        4,600 $ 16.00
Commerce One                 07/01/99        1,000 $ 21.00
Liquid Audio                 07/09/99          700 $ 15.00
Commtouch Software Ltd       07/12/99          700 $ 16.00
Engage Technologies, Inc.    07/19/99        1,000 $ 15.00
Insweb Corp                  07/22/99        1,100 $ 17.00
Focal Communications         07/27/99        5,000 $ 13.00
Liberate Technologies        07/27/99        1,500 $ 16.00
Digex, Inc                   07/29/99        2,900 $ 17.00
Net2Phone Inc                07/29/99          700 $ 15.00
1-800 Flowers.com Inc        08/02/99          700 $ 21.00
Homestore.Com, Inc           08/04/99        3,500 $ 20.00
Agile Software Corp          08/19/99          300 $ 21.00
Foundry Networks             09/28/99        1,600 $ 25.00
Intermap Network Services    09/29/99        2,100 $ 20.00



                               % of
                Total          Offering
Shares          Shares         Purchased                       Shares
Purchased by    Offered        By           Purchased          Held
Fund Group      (000)          Group (1)    From               09/30/99

     52,400        4,500        1.16%       Alex Brown & Sons         0
     62,000        5,000        1.24%       Baring Sec                0
     37,300        4,200        0.89%       Alex Brown & Sons         0
     41,800        4,500        0.93%       Bear Stearns              0
     29,000        3,400        0.85%       Hambrect & Quist          0
  1,247,900       60,000        2.08%       Goldman Sachs             0
     29,100        3,000        0.97%       Alex Brown & Sons         0
    940,000       20,000        4.70%       Morgan Stanley            0
     45,900        6,000        0.77%       Bear Stearns              0
     33,200        6,500        0.51%       Smith Barney              0
     81,400        7,000        1.16%       Goldman Sachs             0
     81,800        3,400        2.41%       Piper Jaffray             0
     25,100        3,000        0.84%       Robertson, Stephens       0
     22,700        3,500        0.65%       Goldman Sachs             0
    283,200        8,000        3.54%       Goldman Sachs             0
     59,000        3,300        1.79%       CS First Boston           0
     32,000        4,200        0.76%       Lehman Brothers           0
     42,000        3,000        1.40%       Piper Jaffray             0
     63,000        6,000        1.05%       Goldman Sachs             0
     72,800        5,000        1.46%       Goldman Sachs             0
    235,600        9,950        2.37%       Salomon Smith Barney      0
     70,700        6,250        1.13%       CS First Boston           0
    135,600       10,000        1.36%       Bear Stearns              0
     41,900        5,400        0.78%       Hambrect & Quist          0
     33,700        6,000        0.56%       Goldman Sachs             0
    157,400        7,000        2.25%       Morgan Stanley            0
     13,000        3,000        0.43%       Morgan Stanley            0
     83,500        5,000        1.67%       Norwest               1,600
    112,200        8,700        1.29%       Morgan Stanley            0



* Unless otherwise indicated, the securities were part of an issue registered under the Securities Act of 1933 and offered to the public.

**  Indicates the purchase of an Eligible Rule 144A Security.

1) Purchases by all Alliance Funds, including the Fund, may not exceed:

    a) if purchased in an offering other than an Eligible
    Rule 144A Offering, 25% of the principal amount of the offering of such class; or

    b) if purchased in an Eligible Rule 144A Offering, 25% of the total of (i) the principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, plus (ii) the principal amount of the offering of such class in any concurrent public offering.